BB
BATTERYBRAIN


BATTERYBRAIN Platinum
Vibration Sensor

SMGY

SMART ENERGY SOLUTIONS

210 West Parkway, Suite #7
Pompton Plains, NJ 07444
Phone: (973) 248-8008
Fax: (973) 248-8088
www.smgy.net
OTC BB:**SMGY**

Safe Harbor

Statements contained in this Confidential Presentation are not based on historical fact and are "forward-looking statements." Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on information currently available to us, and there are a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Investors should not attribute undue certainty to any forward-looking statement. Except as otherwise may be required by federal securities laws, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this Confidential Presentation.

Overview

- The Company has developed and patented an electronic control unit for vehicle batteries called BatteryBrain™.

- BatteryBrain™ ensures an engine battery always maintains enough power to start and also prevents vehicle theft.

- The Company manufactures and distributes both a branded version and private labeled versions to retailers, new car dealers, fleet owners, etc…


BATT
12V+

Product

- BatteryBrain™ is the only system that prolongs battery life and prevents vehicle theft
- BatteryBrain™ offers the lowest cost theft protection system ($70-$100)
- Used with any type of battery:
  - ➢ Lead, acid, or gel coat
- Used with any type of vehicle and voltage:
  - ➢ 6 volt, 12 volt, 24 volt or custom
- Proprietary technology and strong patent position:
  - ➢ 1 issued and 1 pending
- 50% gross profit margin
- Products manufactured in China and Italy with R&D in Israel



Market

BATTERYBRAIN

	SMGY Target Market Sizes	
Retail Aftermarket Reach	58,337,211	
New Cars Sold Each Year	16,800,000	
Bus & Truck	8,000,000	
RV/Motor Homes	9,000,000	
Military	195,841	
Marine (Boats, etc..)	16,900,000	
Specialty Product Installation Outlets	6,000	
OEM	16,800,000	
Fleet Owners	2,565,000	
Used Cars Sold Each Year	44,000,000	
Classic Cars	1,366,843	
Government (Police, Fire, State, etc..)	3,400,000	
Upfitters	474,000	
Other Vehicles (Power Sports, Scooters, etc.)	52,527,165	
Sub-Total U.S.	**230,372,059**	(1)
International Cars	233,027,157	
International (Other Vehicles)	289,625,890	
Grand Total Worldwide	**753,025,106**	(2)

Source/Note(s):
1) The U.S. DOT states there are 260M vehicles in the U.S., SMGY has used 230M vehicles in our assumptions based on the stats obtained for its target segments.
2) CIA - The World Factbook, July 2007 est. and United Nations World Statistics Pocketbook and Statistical Yearbook

Customers and Potential Customers

BATTERYBRAIN

Representative Customers

Canadian Tire
ANWB
O'Reilly AUTO PARTS
PROFESSIONAL PARTS PEOPLE
pronto AUTO PARTS
VIP TECH CENTER
pronto AUTO SERVICE
US AUTOPARTS The Auto Parts Experts
COAST The Coast Distribution System
Keystone Automotive Industries, Inc.
Royal Dutch Touring Club
CSK AUTO We Got It!
Amethyst Group
CRUTCHFIELD
Stag-Parkway
International



The Company is also targeting the following customers:

- Sears/Kmart: 3,500 stores (currently testing)
- Strauss Discount: 100 stores (currently testing)
- Costco: 520 stores (currently testing)

Marine

BATTERYBRAIN

- West Marine launch: Q1 2008
  - ➢ 300 stores – 600 unit initial order placed January 2008
- Canadian Tire launch: Q1 2007 (*both Automotive and Marine)*
  - ➢ 450 stores – 25,000 units sold to date (*4,000 Marine*)
- Camping World launch: Q3 2007
  - ➢ 80 stores – 800 units sold to date

CANADIAN TIRE

West Marine
We make boating more fun!



BATTERYBRAIN
Marine III
BATT
12V+

CAMPING WORLD
America's Outdoor Store Since 1966

Overview: Private Label

SMGY is able to sell Battery Brain™ through a variety of channels under names such as:

- Autolite – retail (through Honeywell)
- Roush – retail and new car dealers
- All Start Battery – new car dealers
- Canadian Tire – retail
- Iveco – truck dealerships and service outlets (initial order of 100 January 2008)
- RPM – new car dealers
- Travel & Co. – "AAA" of the Netherlands


ELIMINATOR
Intelligent Battery Guard
FOR 12 V BATTERIES


Autolite
BATTERY PROTECTOR & ANTI-THEFT
WITH REMOTE CONTROLS


Travel&Co
Accu beveiliging / Anti diefstal
Nieuw!


ROUSH

RPM+ VERSION 4.1 RESERVE POWER MODULE

IVECO

BATTERYBRAIN

Private Label: Roush, All Start and New Car Dealers

- Roush *December 4, 2007*
  - New vehicle option
    - Ford Mustang and F-150 Pickup conversions
  - Crate engine program
  - Catalog part program
  - 350 Ford dealerships

- All Start *October 25, 2007*
  Performance based contract requirements
  - 2008 minimum 35,000 units
  - 2009 minimum 50,000 units

- RPM
  - The Company is also selling approximately 1,400 units per month and growing


ROUSH


STARTERGUARD


ROUSH

RPM+ VERSION 4.1
RESERVE POWER MODULE

Fleet: Up Fitters and Law Enforcement

BATTERYBRAIN

Whelen's Mexico Distributor AMEESA:

- Ameesa is the #1 up fitter for emergency vehicles (fire and police) in Mexico
- Delivered 3,000 BatteryBrain™ units to Mexico City

Kerr Industries Limited

- Emergency vehicle and commercial conversions for all Ford products
- Testing complete – initial order expected Q1 2008

Leggett & Platt's Crown North America

- Emergency vehicle and commercial conversions for all GM products
- Testing nearing completion – initial order expected Q1 2008



Federal Fleet Testing

- FBI: NY office ordering 2 years, currently testing at Quantico, VA training facility
- U.S. Forest Service: currently in testing
- U.S. Army: currently in testing
- U.S. Marshall Service: currently in testing
- U.S. Marine Corps.: 600 units in use at Camp Lejeune



Lund International

- Vehicle up fitter and specialty automotive products provider
- 400 units sold to U.S. Department of Homeland Security

State and Local Police testing

- Currently testing with 16 state or local police departments including New York State Police, New Jersey State Police, Boston Police and Denver Police

Heavy Duty Product

New Heavy Duty BatteryBrain™ for 2008

- R&D and internal testing completed Q4 2007.
- Delivery of 2,000 unit initial production January 2008.
- Potential initial fleet customers include:
  - Bus: Academy Bus 7,000 vehicle fleet
    - Testing complete
    - Initial order expected Q1 2008
  - Truck: Coca-Cola Mexico 7,000 vehicle fleet
    - Currently testing
  - Military:
    - Currently testing with Force Projection vehicles, Tactical vehicles and Joint Light Tactical vehicles
    - SMGY is GSA Certified






BATTERYBRAIN
HEAVY-DUTY

Financial Projections

BATTERYBRAIN

INCOME STATEMENT (000's)	2008	2009	2010
Revenues (By Segment)			
Retail	1,742,952	6,444,157	16,660,542
Car Dealers	1,214,440	3,443,000	5,634,000
Bus & Truck	481,600	960,000	1,408,000
Fleet	1,441,880	5,033,600	7,407,400
International	867,817	3,439,024	7,326,494
TOTAL REVENUE	5,751,614	19,330,617	38,455,388
Cost of Goods Sold	2,501,651	8,371,044	17,079,765
Gross Profit	3,249,963	10,959,573	21,375,623
Gross Margin	57%	57%	56%
Operating Expenses			
General & Administrative	1,232,888	1,072,738	1,462,448
Sales & Marketing	795,214	2,664,760	3,540,501
Engineering & Consulting	924,000	1,635,000	1,624,000
Total Operating Expenses	2,952,102	5,372,498	6,626,949
EBITDA	297,862	5,587,075	14,748,674
NET INCOME	297,862	5,587,075	14,748,674

The financial projections reflect numerous assumptions including the Company's ability to successfully sell its flagship product, BatteryBrain™ including industry performance, general business and economic conditions and other matters, most of which are beyond the control of SMGY. While the projections were prepared in good faith and the assumptions, when considered on an overall basis, are believed to be reasonable in light of the current circumstances, it is important to note that there can be no assurance that such assumptions will be realized, and investors must make their own determinations as to the reasonableness of such assumptions and the reliability of the projections. Therefore, although the financial projections are presented with numerical specificity, the actual results achieved during the financial projection period will vary and some of the variations could be material. Accordingly, no representation can be or is being made with respect to the accuracy of the financial projections or the ability of SMGY to achieve the projected results of operations. Investors are encouraged to Refer to the "Risk Factors" in the documents the Company files from time to time with the Securities and Exchange Commission.

Capitalization

BATTERYBRAIN

December 31, 2007	Stock Price	Common Stock Equivalents	Warrants & Options, etc.	Fully Diluted Basis	Paid in Capital
Preferred Shares Outstanding[(1)]		0	0	0	0
Common Shares Outstanding		79,340,992		79,340,992	5,279,572
Common Stock Purchase Warrants[(2)]	$ 0.45		5,555,555	5,555,555	2,500,000
Common Stock Purchase Warrants[(3)]	$ 0.75		13,740,000	13,740,000	10,305,000
Common Stock Purchase Warrants[(4)]	$ 0.75		1,150,000	1,150,000	862,500
15% Convertible Promissory Note[(5)]			5,800,000	5,800,000	1,500,000
Employee/Consultants Common Stock Options[(6)]		13,134,183		13,134,183	132,687
Total		**92,475,175**	**26,245,555**	**118,720,730**	**20,579,759**

Note(s):

[(1)] Authorized 1,000,000 shares
[(2)] Expire September 2008
[(3)] Expire September 2008
[(4)] Expire June 2009
[(5)] Due 2008, for the purposes of this table a conversion is estimated at $0.26
[(6)] Exercise prices range from $0.00 to $0.45

Management

Pete Mateja, Chief Executive Officer: Mr. Mateja brings over twenty years of profitable management experience in sales, marketing, distribution and manufacturing to the Company. He has a diverse background having held President, Chief Executive Officer and/or General Management positions in automotive, medium and heavy duty truck, RV, fire truck and body building manufacturers, as well as industrial manufacturers. Mr. Mateja has led manufacturers such as Navistar International Corporation Canada, Home & Park Motorhomes, E – One Canada, Amerock Canada and SuperPac/Frink. He is also the past President of the Automotive Parts' Manufacturers' Association of Canada. Mr. Mateja is a graduate of the University of Windsor, Bachelor of Commerce (Finance) and M.B.A. (Finance)

Edward Braniff, Chief Financial Officer: Mr. Braniff joined Smart Energy Solutions in May 2005. He brings a wealth of advisory and management experience, and specific experience in consolidation, restructuring and financing. He worked for several years in various finance positions at AT&T. He was the assistant treasurer, assistant controller, and the CFO at different times for operational and international divisions of the corporation. After AT&T, Ed consulted for major corporations and served as CFO for The Global TeleExchange and The Cedar Group. Mr. Braniff earned his Bachelors and Masters degrees in Economics from Rutgers University. He also has a J.D. from Seton Hall University.

Aharon Levinas, Chief Technology Officer: Aharon Levinas is a highly talented scientist and prolific inventor, with an extensive background in software and electronics. His experience in the semiconductor industry and production of unique microchips led to the development of the Battery Brain. Aharon established Purisys in 1991, which originally developed high strength water treatment plants for food industries and water oxidation inventions for the semiconductor industry. Prior to 1991, Aharon was Chief Engineer at the Granot Organization and then headed the development group at Lummus International in Columbus, Georgia. In Israel, he was President of Aniam Engineering and Aniam Purification. Aharon earned his Bachelors Degree in Electronic and Mechanical Engineering from the Technion, Israel Institute of Technology. He also holds a M.A. in Environmental Engineering and is a Science Kaplan award winner.

Investment Considerations

- Enormous global market potential
- Approximately 180,000 units sold to date
- Selling approximately 7,000 units per month and growing
- Proprietary and patented technology
- Growing customer base in multiple markets
- Established manufacturing facilities *(reviewed and certified by Honeywell and Canadian Tire)*
- Applicable to all 6 volt, 12 volt and 24 volt batteries
- Experienced management team

Market Data

BATTERYBRAIN

- Symbol: SMGY.OB
- Current Price a/o January 23: $0.25
- Average Volume (3m): 58,240
- 52 Week Range: $0.23 - $0.67
- Shares Outstanding: 81,830,000
- Market Cap: $20.4 million


BATTERYBRAIN Platinum

SMART ENERGY SOLUTIONS

210 West Parkway, Suite #7
Pompton Plains, NJ 07444
Phone: (973) 248-8008
Fax: (973) 248-8088
www.smgy.net
OTC BB:**SMGY**